CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Crescent Financial Bancshares, Inc.

We consent to the use of our report dated March 29, 2011 on the consolidated financial statements included in the 2010 Annual Report on Form 10-K of Crescent Financial Corporation and subsidiary, incorporated by reference herein.

/s/ Dixon Hughes Goodman LLP
(formerly Dixon Hughes PLLC)

Raleigh, North Carolina
November 17, 2011